Exhibit 99.1

Cannabics Pharmaceuticals Inc. Prices $7,500,000 Registered Direct Offering

PR Newswire

TEL AVIV, Israel and BETHESDA, Maryland, September 24, 2018

CANNABICS PHARMACEUTICALS INC. (OTCQB: CNBX) ("Cannabics" or the "Company"), a leader in personalized cannabinoid medicine focused on cancer and its side effects, today announced it has entered into definitive agreements with investors for the purchase and sale of (i) 10,000,000 shares of common stock, par value $0.0001 per share, and (ii) warrants to purchase up to 5,000,000 shares of common stock at a combined offering price of $0.75 per share and warrant, pursuant to a registered direct offering. The warrants will have an exercise price of $1.00 per share, will be immediately exercisable and will expire five years from the date of issuance. The warrants contain customary anti-dilution adjustment provisions and an exercise price protection provision for subsequent issuances below the then current exercise price. The gross proceeds of the offering will be approximately $7,500,000 before deducting placement agent fees and other estimated offering expenses. The Company intends to use the net proceeds for working capital and other general corporate purposes. The closing of the registered direct offering is expected to take place on or about Sept. 26, 2018, subject to the satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners is acting as sole placement agent for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-216845) previously filed with the U.S. Securities and Exchange Commission (the "SEC"). A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC's website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 36th Floor, New York, NY 10022 or via telephone at 212-624-2006 or email: prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company will file with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cannabics Pharmaceuticals

Cannabics Pharmaceuticals Inc. (CNBX) is a U.S public company that has developed a platform which leverages novel drug-screening tools and artificial intelligence to develop cannabinoid-based therapies for cancer that are more precise to a patient's genetic profile. By developing tools to assess effectiveness on a personalized basis, Cannabics is helping to move cannabinoids into the future of cancer therapy. The company's R&D is based in Israel, where it is licensed by the Ministry of Health to conduct scientific and clinical research on cannabinoid formulations and Cancer.

For more information, visit http://www.cannabics.com or contact us at Info@Cannabics.com .

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Forward-Looking Statements

Certain statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to statements identified by words such as "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," "projects" and similar expressions. For example, when the company discusses the closing of the offering and the expected use of proceeds, it is using forward-looking statements. The statements in this release are based upon the current beliefs and expectations of our company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including, but not limited to, results of clinical trials and/or other studies, the challenges inherent in new product development initiatives, the effect of any competitive products, our ability to license and protect our intellectual property, our ability to raise additional capital in the future that is necessary to maintain our business, changes in government policy and/or regulation, potential litigation by or against us, any governmental review of our products or practices, as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, Cannabics Pharmaceuticals' latest 10-Q Report filed on July 16th, 2018. We undertake no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time. Finally, the investing public is reminded that the only announcements or information about Cannabics Pharmaceuticals Inc. which are condoned by the company must emanate from the company itself, and bear our name as its source.

For further information, please contact:
Cannabics Pharmaceuticals Inc.
+1-877-424-2429
Info@Cannabics.com
http://www.Cannabics.com

SOURCE Cannabics Pharmaceuticals Inc.

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